Exhibit 10.1

POLYMER GROUP, INC.

2005 EMPLOYEE RESTRICTED STOCK PLAN

1.                                       Purpose. This plan shall be known as the Polymer Group, Inc. 2005 Employee Restricted Stock Plan (the “Plan”).  The purpose of the Plan shall be to promote the long-term growth and profitability of Polymer Group, Inc. (the “Company”) and its Subsidiaries by providing certain employees of the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company.  Only grants of restricted stock may be made under the Plan.

2.                                       Definitions.

(a)           “Board of Directors” and “Board” mean the board of directors of the Company.

(b)           “Cause” means the occurrence of one or more of the following events:

(i)            Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii)           A breach of Executive’s duty of loyalty to the Company or any of its Subsidiaries or any act of dishonesty or fraud with respect to the Company or any of its Subsidiaries; or

(iii)          The commission by Executive of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its Subsidiaries; or

(iv)          Reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm; or

(v)           Any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries

(c)           “Change in Control” means the occurrence of one of the following events:

(i)            if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than (A) an acquisition by an Exempt Person or (B) an acquisition by a “group” or “person” that contains or has as an owner, as the case may be, an Exempt Person that is the “beneficial owner”, directly or indirectly, of securities or other equity or equity-like interests representing 20% or more of the combined voting power of such “group’s” or “person’s”, as the case may be, then outstanding voting securities or other equity or equity-like interests; or

(ii)           during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)          the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board), or (C) other than a merger or consolidation by or with any “person” that has as an owner an Exempt Person that is the “beneficial owner”, directly or indirectly, of securities or other equity or equity-like interests representing 20% or more of the combined voting power of the Company’s or such surviving entity’s then outstanding voting securities or other equity or equity-like interests ; or

(iv)          the consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(d)           “Code”  means the Internal Revenue Code of 1986, as amended.

(e)           “Committee” means the Compensation Committee of the Board, as constituted from time to time.

(f)            “Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g)           “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

(h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)            “Exempt Person” means (i) MatlinPatterson Global Opportunities Fund L.P., MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., Matlin Patterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners(Bermuda),

L.P., MatlinPatterson Global Partners LLC and any of their respective affiliated entities, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(j)            “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board.

(k)           “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.             Administration. The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein.  Subject to the provisions of the Plan, the Committee shall be authorized to (i) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (ii) certify that the conditions and restrictions applicable to any grant have been met, (iii) modify the terms of grants made under the Plan, (iv) interpret the Plan and grants made thereunder, and (iv) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.  Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.  No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company.

4.                                       Shares Available for the Plan.

Subject to adjustments as provided in Section 10, an aggregate of 482,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan; provided, that approval from the Board, in addition to the approval from the Committee, will be required to approve any grants under the Plan that would cause the total number of Shares outstanding to exceed 384,000 Shares.  Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares.  If any grant under the Plan is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the taxes payable with respect to the grant or vesting of such award, then such forfeited, tendered, or withheld Shares shall thereafter be available for further grants under the Plan.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 11 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new shares of restricted stock containing terms more (or less) favorable than any outstanding restricted shares.

5.                                       Participation.

Participation in the Plan shall be limited to the employees of the Company and its Subsidiaries.  Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of, or in the performance of services for, the Company or shall interfere in any way with the right of the Company to terminate the employment or to reduce the compensation or responsibilities of a participant at any time.  By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated.  A grant made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant to such participant in that year or subsequent years.

6.             Restricted Stock. The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines.  Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 6), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares.  Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefore.  Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as otherwise provided by the Committee, immediately prior to the consummation of a Change in Control, or at such time as a participant ceases to be an employee of the Company and its Subsidiaries due to death or Disability during any period of restriction, all restrictions on Shares granted to such participant shall lapse.

7.                                       Withholding Taxes.

(a)           Participant Election.  Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares granted) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the grant or vesting of an award.  Such election must be made on or before the date the amount of tax to be withheld is determined.  Once made, the election shall be irrevocable.  The fair market value of the shares to be tendered or withheld will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

(b)           Company Requirement.  The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 7(a) or this Section 7(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of Shares.  The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of Shares under the Plan.

8.                                       Transferability.

Unless the Committee determines otherwise, no Shares granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution prior to the date the restrictions on the Shares lapse, or, subject to the provision of Section 5 of the form of grant, to any family members by a qualified domestic relations order as defined by the Code.

9.                                       Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares is necessary or desirable as a condition of, or in connection with, the issue of Shares hereunder, no such Shares may be granted, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

10.                                 Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other fundamental change in the corporate structure or Shares of the Company, the Shares under the Plan shall be automatically adjusted in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4) in the same manner in which Shares not subject to this Plan are adjusted.  Notwithstanding the foregoing, nothing in this Section 10 is intended to result in any adjustment merely to reflect an additional issuance of shares of Common Stock, absent other circumstances as described in the immediately preceding sentence or unless such an adjustment is approved by the Committee in its discretion.  Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.

11.                                 Amendment and Termination of the Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.  No amendment of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Shares theretofore granted under the Plan.

12.                                 Commencement Date; Termination Date.

The date of commencement of the Plan shall be December 1, 2005, subject to approval by the shareholders of the Company.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan on an earlier date, the Plan shall terminate at the close of business on November 30, 2015.  No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Shares theretofore granted under the Plan.

13.                                 Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

14.                                 Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.